                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                               September 5, 2000

               Date of Report (Date of earliest event reported)

                         Numerical Technologies, Inc.
            (Exact name of registrant as specified in its charter)

           Delaware                        000-30005                  94-3232104
-------------------------------      ------------------------     -------------------
(State or other jurisdiction of      (Commission File Number)      (I.R.S. Employer
        incorporation)                                            Identification No.)
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                             70 W. Plumeria Drive
                          San Jose, California 95134
                   (Address of principal executive offices)

                                (408) 919-1910
              (Registrant's telephone number, including area code
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Item 2.

     On September 5, 2000, Numerical Technologies, Inc., a Delaware corporation
("Numerical"), Numerical Nova Scotia Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of Numerical ("Numerical ULC"), Numerical
Acquisition Limited, a Nova Scotia limited liability company and wholly owned subsidiary of Numerical ULC ("Amalgamation Sub"), 3047725 Nova Scotia Limited
("ML Holdco"), Cadabra Design Automation Inc., a Nova Scotia limited liability company ("Cadabra"), Martin Lefebvre, an individual, and Faysal Sohail, an individual, entered into an Agreement and Plan of Amalgamation (the
"Amalgamation Agreement"). Pursuant to the Amalgamation Agreement, Cadabra, ML
Holdco and Amalgamation Sub will be amalgamated (the "Amalgamation") to form a new Nova Scotia company ("Amalco") and the separate corporate existence of Cadabra, ML Holdco and Amalgamation Sub will cease to exist. The Amalgamation will result in Amalco becoming an indirect subsidiary of Numerical.

     Under the Amalgamation, each Cadabra Common Share, Series A Preference
Share and Series B Preference Share (collectively, the "Cadabra Capital Stock") will be exchanged for 0.1745 Class A Shares of Amalco which will, as soon as practicable after the Amalgamation, be reorganized and exchanged for exchangeable shares of Amalco (the "Exchangeable Shares") which can generally be exchanged for shares of Numerical Common Stock. The Exchangeable Shares will be issued by Amalco and, as nearly as practicable, will be the economic equivalent of Numerical Common Stock. The Exchangeable Shares will generally be exchangeable into Numerical Common Stock at the option of the holder, on a one-for-one basis.

     In connection with the Amalgamation, approximately 76% of the holders of the outstanding Cadabra Capital Stock have entered into voting agreements whereby such holders have agreed to vote in favor of the Amalgamation, the Amalgamation Agreement and the transactions contemplated therein. The
Amalgamation is subject to customary closing conditions and is scheduled to close by October 1, 2000.

     A copy of the Amalgamation Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference in its entirety.

Item 7.   Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired. To be filed as soon as practicable.

          (b) Pro Forma Financial Information. To be filed as soon as practicable.

          (c)  Exhibits


          Exhibit Number      Description
          --------------      -----------

          2.1 Agreement and Plan of Amalgamation, dated as of September 5, 2000, by and among Numerical
                              Technologies, Inc., Numerical Nova Scotia Company,
                              Numerical Acquisition Limited, 3047725 Nova Scotia
                              Limited, Cadabra Design Automation Inc., Martin
                              Lefebvre, and Faysal Sohail.

          99.1                Press Release dated as of September 5, 2000.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NUMERICAL TECHNOLOGIES, INC.

Dated: September 15, 2000

                                            By: /s/ Yagyensh C. Pati
                                                --------------------------------
                                                Yagyensh C. Pati
                                                President and
                                                Chief Executive Officer
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                                 EXHIBIT INDEX

       Exhibit Number          Description
       --------------          -----------

       2.1 Agreement and Plan of Amalgamation, dated as of September 5, 2000, by and among Numerical
                               Technologies, Inc., Numerical Nova Scotia
                               Company, Numerical Acquisition Limited, 3047725
                               Nova Scotia Limited, Cadabra Design Automation
                               Inc., Martin Lefebvre, and Faysal Sohail.

       99.1                    Press Release dated as of September 5, 2000.